Exhibit (i)(2)
CONSENT OF DECHERT LLP
We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 24 to the Form N-1A Registration Statement of Morgan Stanley Special Growth Fund, File No. 033-48765. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York
June 29, 2010